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                                                                    Exhibit 23.3
                                                                    ------------

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 19, 1999 (except with respect to the matters discussed in Note 15 to the consolidated financial statements, as to which the date is May 16, 1999) included in CAIS Internet, Inc.'s registration statement on Form S-1 (File No. 333-72769) and to all references to our Firm included in this registration statement.



                                                        /s/Arthur Andersen LLP
Vienna, Virginia
November 19, 1999